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                                                               Exhibit 23.2


               CONSENT OF INDEPENDENT PUBLIC ACOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K into the Company's previously filed Registration Statements, File Nos. 33-43860, 33-46317, 33-87108, 33-60029,
33-64992, 33-63169, 333-00785, 333-05661, 333-25161 and 333-32583.


Arthur Andersen LLP
Seattle, Washington
March 22, 1999